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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Covad Communications Group, Inc. (the Company) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Charles E. Hoffman, Chief Executive Officer of the Company, certify, pursuant to
18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

                             COVAD COMMUNICATIONS GROUP, INC.

                             By:             /s/ CHARLES E. HOFFMAN
                                 -----------------------------------------------
                                              Charles E. Hoffman
                                 President, Chief Executive Officer and Director

Date: May 6, 2005